Exhibit 10.9
SUMMARY OF NAMED EXECUTIVE OFFICER COMPENSATION
     Current Annual Base Salaries. The Compensation Committee (the “Committee”) of the Board of Directors of Wolverine Tube, Inc. (the “Company”) has approved the following 2006 annual base salaries for the Chief Executive Officer and the other executive officers named in the Company’s proxy statement for the 2006 Annual Meeting of Stockholders (collectively, the “named executive officers”):

Current Annual
Name and Position	Base Salary(1)
Johann R. Manning, Jr.	$450,000
President and Chief Executive Officer

James E. Deason	$283,700
Senior Vice President, Chief Financial Officer and Secretary

Keith I. Weil	$238,700
Senior Vice President, International And Strategic Development

Garry K. Johnson	$212,000
Senior Vice President, Sales

Allan J. Williamson	$135,960
Corporate Controller

(1)	In the case of the President and CEO, effective December 9, 2005. All others were effective July 1, 2006.

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     Performance Criteria for 2006 Bonus Awards. On April 5, 2006, the Committee established 2006 performance measures and bonus level opportunities under the Wolverine Tube, Inc. Annual Performance Incentive Plan (the “Plan”) for the named executive officers. The Committee determined that fiscal year 2006 bonuses under the Plan would be based solely on an overall Company consolidated financial performance measure: corporate earnings before interest, taxes, depreciation and amortization (EBITDA). The Committee established 2006 bonus levels for the Chief Executive Officer ranging up to 117% of his base salary, and for the other named executive officers up to 70% of base salary, in all cases based on the extent to which performance goals are achieved. In the event that the performance goal associated with the maximum bonus level is exceeded, the bonus payouts will increase on a pro-rata basis beyond the maximum percentages noted above.
     Other. The named executive officers also participate in the Company’s executive and regular benefit plans, programs and arrangements, including retirement and 401(k) plans, equity incentive plans and other plans, programs and arrangements as disclosed in the Company’s proxy statement for the 2006 Annual Meeting of Stockholders and in other exhibits to the Company’s filings with the Securities and Exchange Commission.

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